    As Filed with the Securities and Exchange Commission on January 20, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------
                                    Form S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                        MERCURY INTERACTIVE CORPORATION
             (Exact name of Registrant as specified in its charter)

                                ---------------

                  Delaware                                       77-0224776
       (State or other jurisdiction of                        (I.R.S. Employer
         incorporation organization)                       Identification Number)

                              1325 Borregas Avenue
                          Sunnyvale, California 94089
                                 (408) 822-5200

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------
                                  AMNON LANDAN
          Chairman of the Board, President and Chief Executive Officer
                              1325 Borregas Avenue
                          Sunnyvale, California 94089
                                 (408) 822-5200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                              SUSAN J. SKAER, ESQ.
                         GENERAL COUNSEL ASSOCIATES LLP
                              1891 Landings Drive
                        Mountain View, California 94043
                                 (650) 428-3900

                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        Title of                       Proposed maximum   Proposed maximum     Amount of
     securities to       Amount to be offering price per aggregate offering registration fee
     be registered        registered      share (1)          price (1)            (2)
--------------------------------------------------------------------------------------------
Common stock, $.002 par
 value.................    387,892         $93.625          $36,316,389        $9,587.53

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(1) Estimated solely for purposes of calculation of the registration fee.
(2) Computed pursuant to Rule 457(c) based upon the average high and low sales prices reported on the Nasdaq National Market for January 14, 2000. The registration fee was previously paid with this Registration Statement.

                                ---------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

           Preliminary, Subject to Completion, Dated January 20, 2000

PROSPECTUS

                                 387,892 Shares

                        MERCURY INTERACTIVE CORPORATION

                                  ----------
                                  Common Stock
                               ($.002 par value)

                                  ----------
  The 387,892 shares of common stock of Mercury Interactive Corporation, a Delaware corporation, offered by this prospectus were issued in connection with the acquisition of Conduct Ltd., an Israeli corporation, which was consummated on November 24, 1999. The shares may be sold from time to time by or on behalf of certain former shareholders of Conduct who are described in this prospectus under "Selling Shareholders." As part of the Conduct acquisition, Mercury has agreed to register the shares under the Securities Act of 1933, as amended. Mercury has also agreed to use its best efforts to cause the registration statement covering the shares to remain effective until January 19, 2001, provided Mercury is then making available "current public information" within the meaning of Rule 144(c) under the Securities Act of 1933 (and if such information is not then being made available by Mercury, then until the first date thereafter that Mercury is making such information available). Mercury will not receive any of the proceeds from the sale of the shares by the selling shareholders.

  Mercury has been advised by the selling shareholders that they intend to sell all or a portion of the shares from time to time in the Nasdaq National Market, in negotiated transactions or otherwise, and on terms and at prices then obtainable. The selling shareholders and any broker-dealers, agents or underwriters that participate with the selling shareholders in the distribution of any of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Mercury has agreed to indemnify in certain circumstances the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933. The selling shareholders have agreed to indemnify in certain circumstances Mercury against certain liabilities, including liabilities under the Securities Act of 1933. See "Plan of Distribution."

  Mercury will bear all out-of-pocket expenses incurred in connection with the registration of the shares, including, without limitation, all registration and filing fees imposed by the Securities and Exchange Commission (or SEC), the National Association of Securities Dealers and blue sky laws, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Mercury's outside counsel and independent accountants and a single counsel for all of the selling shareholders, but excluding underwriting discounts and commissions and transfer or other taxes and other costs and expenses incident to the offering and sale of the shares to the public which shall be borne by the selling shareholders.

  THE SHARES HAVE NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AS OF THE DATE OF THIS PROSPECTUS. BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THE REGISTRATION OF THE SHARES UNDER THE SECURITIES LAWS OF THE STATES IN WHICH SUCH TRANSACTIONS OCCUR, OR THE EXISTENCE OF ANY EXEMPTIONS FROM SUCH REGISTRATION.

  The common stock of Mercury is traded in the over-the-counter market on the Nasdaq National Market. On January 14, 2000, the closing price of Mercury's common stock was $94 5/8 (Nasdaq Symbol: MERQ).

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR INFORMATION THAT SHOULD BE
       CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

  The selling shareholders and any broker executing selling orders on behalf of the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act of 1933.

                                  ----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  ----------
               The date of this prospectus is January [  ], 2000.

                               TABLE OF CONTENTS

                                                                            PAGE
Where You Can Find More Information........................................   1
The Company................................................................   2
Risk Factors...............................................................   3
Use of Proceeds............................................................  10
Selling Shareholders.......................................................  10
Plan of Distribution.......................................................  13
Information Incorporation by Reference.....................................  14
Indemnification of Officers and Directors..................................  14
Legal Matters..............................................................  15
Experts....................................................................  15

   No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by Mercury or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

   Mercury hereby undertakes to provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to Mercury Interactive Corporation, 1325 Borregas Avenue, Sunnyvale, CA 94089, Attn: Director of Investor Relations, (telephone (408) 822-5200).

                      WHERE YOU CAN FIND MORE INFORMATION

   Mercury is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by Mercury can be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the SEC located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the SEC. Mercury's common stock is traded on The Nasdaq National Market. Reports and other information concerning Mercury can also be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006. Such reports and other information may also be inspected without charge at a Web site maintained by the SEC. The address of the site is http:\\www.sec.gov.

   Mercury has also filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto) under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement, copies of which may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the SEC.

                                  THE COMPANY

   Mercury Interactive Corporation was incorporated in Delaware in July 1989. Mercury's principal executive offices are located at 1325 Borregas Avenue, Sunnyvale, California 94089 and its telephone number at that address is (408) 822-5200. The common stock of Mercury is traded on the Nasdaq National Market and is quoted under the symbol MERQ.

   Mercury develops, markets and supports a comprehensive suite of automated software testing and application performance management solutions. Mercury's products automate testing of complex software applications throughout enterprise by helping to ensure that software works as required by anticipating problems and identifying issues. This helps companies build better applications, from e-business/Internet transaction systems to enterprise resource planning and other client/server applications.

   Mercury's automated tools address the full range of enterprise software testing challenges facing corporate IS departments, systems integrators and consultants. Mercury's products provide:

  . Functional testing, solutions that help ensure enterprise applications and their interfaces work as planned.

  . Load testing, software tools that test and stress enterprise applications under real world conditions to predict systems behavior and performance and to identify and isolate problems.

  . Test process management, integrated tools that organize and manage the testing process to determine application readiness.

  . Application performance management that monitor an applications' performance from an end user's perspective.

   Mercury's solutions enhance and accelerate the application deployment process because they are designed to support business and functional needs as well as IS needs. Mercury's products can be applied by non-technical users who are helping determine IS priorities and requirements. The products are also highly integrated, so they work together in combination to test applications across the enterprise. Most of Mercury's automated testing products are available in specialized versions: for example, customized products for SAP R/3 applications, or Web applications. Mercury has established relationships with several major software industry leaders to ensure that its testing solutions reflect both their unique products and the unique needs of their customers.

   Mercury is committed to continuing research and development in order to achieve its strategy of offering advanced and innovative testing solutions for evolving business needs. Mercury is also committed to strong strategic alliances, both technology alliances with other industry-leading companies and with channel partners, such as the major systems integrators.

                                  RISK FACTORS

   In addition to reviewing Mercury's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and the Current Report on Form 8-K filed on January 19, 2000, the other documents incorporated herein by reference and the other information in this prospectus, the following risk factors should be considered carefully in evaluating Mercury and its business before purchasing the common stock offered hereby. This prospectus contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Mercury's financial conditions, results of operations and businesses. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions indicate forward-looking statements. In addition, Mercury has identified certain forward looking statements below with a footnote symbol /1/. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

   Mercury's business will suffer if it does not successfully respond rapidly to technological changes. The market for software products is characterized by:

  .  rapidly changing technology;

  .  frequent introduction of new products; and

  . changes in customer requirements which can render existing products obsolete or unmarketable.

   To maintain its competitive position, Mercury must continue to develop and introduce in a timely and cost-effective manner enhancements to our existing and new products that keep pace with technological developments and achieve market acceptance. We cannot assure you that:

  . Mercury will be able to successfully identify, develop, manufacture, market or support new products or enhancements, including the application performance management class of products;

  .  any such new products or enhancements will gain market acceptance;

  .  Mercury will be able to respond effectively to technological changes; or

  . Mercury will not encounter technical or other difficulties that could delay or inhibit introduction of new products in the future.

   If Mercury is unable to introduce new products or enhancements and respond to industry changes on a timely basis, our business could be materially adversely affected.

   Mercury is dependent on a limited number of products concentrated in relatively new markets. Mercury's current products and products under development are limited in number and concentrated in the automated software testing and application performance management markets. These markets have experienced rapid worldwide growth, and they remain relatively new and not well penetrated. Although Mercury believes that the current trend toward increased use of automated software testing and application performance management will continue, we cannot assure you that the automated software testing and application performance management markets will continue to expand or that Mercury's products will be accepted in any expanded market./1/ Price reductions or declines in demand for Mercury's software testing or application performance management products, whether as a result of competition, technological change or other factors, would have a material adverse effect on Mercury's results of operations or financial position.

   Operating results may fluctuate significantly and may be difficult to predict. Mercury may experience significant fluctuations in future quarterly operating results. A number of factors, many of which are outside of our control, are likely to cause fluctuations in operating results, including, but not limited to:

  .  the demand for its products;

  .  its success in developing new products;
--------
/1/ Forward looking statement

  . delays in introduction of new products or product enhancements by Mercury;

  .  the size and timing of individual orders;

  .  software bugs or other product quality problems;

  .  competition and pricing;

  . customer order deferrals in anticipation of new products or product enhancements;

  .  reduction in demand for automated software testing products;

  .  changes in operating expenses;

  .  mix of products sold; and

  .  general United States or international economic conditions.

   In addition, Mercury's operating results are subject to a number of additional factors which could cause a revenue shortfall in any given quarter:

  . a significant portion of Mercury's operating expenses is relatively fixed, and planned expenditures are based on sales forecasts;

  . products are generally shipped as orders are received, and, consequently, quarterly sales and operating results depend significantly on the volume and timing of orders received during the quarter, which are difficult to forecast;

  . Mercury has historically received a substantial portion of its orders at the end of a quarter, up to the last few days of a quarter; and

  .  product orders are affected by the buying patterns of customers.

   If an unanticipated order shortfall occurs at the end of a quarter, Mercury's operating results for the quarter could be materially adversely affected. Mercury believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance.

   The computer software market is intensely competitive and Mercury continues to face direct competition mainly from well established, publicly-held companies. There could be a material adverse effect on Mercury's results of operations or financial position if any of the major software manufacturers, which have significantly greater financial and technical resources than Mercury, decided to devote substantial resources to entering the software testing or application performance management markets or if there is an increase in developing testing or application performance management utilities internally by Mercury's customers or potential customers. A variety of external and internal factors could materially adversely affect Mercury's ability to compete:

  . the relative functionality, price, performance and reliability of the products offered by Mercury and its competitors;

  . the timing and success of new product development or enhancement efforts of Mercury and its competitors; and

  . the effectiveness of the marketing and sales efforts of Mercury and its competitors.

   Mercury expects to face increasing competition in the automated software testing and application performance management markets. /1/ We cannot assure you that Mercury will be able to compete successfully in the future or that competitive pressures will not materially adversely affect Mercury's business.

   Mercury is substantially dependent on its alternate distribution channels. Mercury has derived a substantial portion of its revenues from sales of its products through alternate distribution channels such as referral partners, system integrators, and value-added resellers. Mercury expects that sales of its products
--------
/1/ Forward looking statement
through its alternate distribution channels will continue to account for a substantial portion of its revenues for the foreseeable future/1/. Mercury's dependence on such partners is subject to a number of risks:

  . Each of Mercury's system integrators and value added resellers can cease marketing Mercury's products with limited notice and with little or no penalty;

  . Mercury's current system integrators and value added resellers may not be able to effectively sell our new products or product applications;

  . Mercury may not be able to recruit additional or replacement system integrators and value added resellers if we lose any of our current partners;

  . Mercury's system integrators and value added resellers also offer competitive products manufactured by third parties; or

  . Mercury's system integrators and value added resellers may not give priority to the marketing of Mercury's products as compared to our competitors' products.

   The loss of one or more of our major system integrators and value added resellers or any reduction or delay in sales of Mercury products by our system integrators and value added resellers could have a material adverse effect on our business, results of operations and financial condition.

   Mercury is dependent on its international operations for a substantial portion of its revenues. Sales to customers located outside the United States have historically accounted for a significant percentage of revenue and Mercury anticipates that such sales will continue to be a significant percentage of Mercury's total revenue. /1/Mercury's international activities expose it to additional risks. As Mercury continues to expand internationally, it is increasingly subject to risks of doing business internationally, including:

  .  unexpected changes in regulatory requirements and tariffs;

  .  export restrictions;

  .  political and economic instability;

  .  difficulties in staffing and managing foreign operations;

  .  reduced protection for intellectual property rights in some countries;

  .  longer payment cycles;

  .  problems in collecting accounts receivable;

  .  potentially adverse tax consequences;

  . seasonal reductions in business activity during the summer months in Europe and certain other parts of the world;

  . fluctuations in currency exchange rates may make Mercury products more expensive to international customers; and

  . future international activity may result in foreign currency denominated sales, causing gains and losses on the conversion to U.S. dollars of accounts receivable and accounts payable arising from international operations.

   Any of these risks could harm our international operations. For example, some European countries already have laws and regulations related to technologies used on the Internet that are more strict than those currently in force in the United States. Any or all of these factors could cause our business and prospects to suffer.
--------
/1/ Forward looking statement

   Mercury's Financial Results May be Negatively Impacted by Foreign Currency Fluctuations. Since certain of Mercury's sales are made in currencies other than the U.S. Dollar and its financial results are reported in U.S. Dollars, fluctuations in the rates of exchange between the U.S. Dollar and other currencies may have a material adverse effect on Mercury's results of operations, including:

  . an increase in the value of a particular currency relative to the U.S. Dollar will increase the U.S. Dollar reporting value for transactions in such currency;

  . a decrease in the value of such currency relative to the U.S. Dollar will decrease the U.S. Dollar reporting value for transactions in such currency; and

  . Mercury incurs expenses in Pacific Rim and European currencies, primarily for employee salaries and marketing and sales expenses, as a result, an increase in the value of Pacific Rim and European currencies in comparison to the U.S. Dollar could increase sales and marketing costs.

   As Mercury continues to expand its international operations, Mercury expects to see an increase in exposures related to non-dollar denominated sales./1/ Mercury attempts to limit foreign exchange exposure through operational strategies and by using forward contracts to offset the effects of exchange rate changes on intercompany trade balances. These efforts depend upon estimates of transaction activity in various currencies. We cannot assure you that Mercury will be successful in making these estimates. To the extent these estimates are overstated or understated during periods of currency volatility, Mercury could experience material currency gains or losses.

   Mercury Must Effectively Manage Growth. Since 1991, Mercury has experienced significant annual increases in revenue. This growth has placed and, if it continues, will place a significant strain on Mercury's management, resources and operations. To accommodate its growth, Mercury is implementing a variety of new or expanded business and financial systems, procedures and controls, including the improvement of our accounting, and customer support systems. We cannot assure you that the implementation of such systems, procedures and controls can be completed successfully, or without disruption of Mercury's operations. If Mercury's growth continues, we will be required to hire and integrate substantial numbers of new employees. The market has become increasingly competitive both in the United States and internationally and may require Mercury to pay higher salaries. Mercury's failure to manage growth effectively could have a material adverse effect on Mercury's business, operating results and financial condition.

   Mercury's success depends to a significant extent on the performance of its senior management and certain key employees. Competition for highly skilled employees, including sales, technical and management personnel, is intense in the computer software industry. Mercury's continued success depends in significant part on its ability to attract additional qualified employees and to retain the services of current key employees. In particular, the loss of the services of one or more of Mercury's executive officers could have a material adverse effect on Mercury's business and results of operations.

   Mercury stock will likely be subject to substantial price and volume fluctuations due to a number of factors, some of which are beyond Mercury's control. The trading price of Mercury's common stock has been and is likely to continue to be highly volatile. Mercury's stock price has increased substantially in the last two years. Mercury's stock price is subject to wide fluctuations in response to a variety of factors including:

  .  quarterly variations in operating results;

  .  announcements of technological innovations;

  .  announcements of new software or services by Mercury or its competitors;

  .  changes in financial estimates by securities analysts; or

  .  other events beyond our control.
--------
/1/Forward looking statement

   In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many high technology companies. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. Any negative change in the public's perception of software or Internet software companies could depress Mercury's stock price regardless of its operating results.

   Recently, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of Mercury's shareholders brought such a lawsuit against Mercury, it could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of Mercury's management.

   Acquisitions Mercury has made and may make in the future could disrupt its business or not be successful and harm its financial condition. Mercury has in the past, and intends in the future, to acquire or make investments in other complementary companies, products and technologies. Mercury recently acquired Conduct Ltd. In the event of any future acquisitions or investments, Mercury could:

  . issue stock that would dilute the ownership of its then existing shareholders;

  .  incur debt;

  .  assume liabilities;

  . incur amortization expense related to goodwill and other intangible assets; or

  .  incur large and immediate write-offs.

   These acquisitions and investments also involve numerous risks, including:

  . problems integrating the operations, technologies or products purchased with those Mercury already has;

  .  unanticipated costs and liabilities;

  .  diversion of management's attention from Mercury's core business;

  . adverse effects on existing business relationships with suppliers and customers;

  . risks associated with entering markets in which Mercury has no or limited prior experience; and

  . potential loss of key employees, particularly those of the acquired organizations.

   Mercury's failure to adequately protect its proprietary rights may harm its competitive position. Mercury relies on a combination of patents, copyrights, trademark, service mark and trade secret laws and contractual restrictions to establish and protect proprietary rights in its products and services. However, Mercury will not be able to protect its intellectual property if it is unable to enforce its rights or if it does not detect unauthorized use of its intellectual property.

   Mercury holds five patents for elements contained in certain of its products, and we have filed several other U.S. patent applications on various elements of its products. There can be no assurance that Mercury's patent applications will result in issued patents or that, if issued, the patents would be upheld if challenged.

   Mercury has applied for trademarks and service marks on certain terms and symbols that it believes are important for its business. Mercury also has one registered copyright. In addition, it generally enters into confidentiality or license agreements with its employees and consultants and with its customers and corporations with whom Mercury has strategic relationships, and Mercury attempts to maintain control over access to and distribution of its software documentation and other proprietary information. However, the steps Mercury has taken to protect its technology or intellectual property may be inadequate. Mercury's competitors may independently develop technologies that are substantially equivalent or superior to Mercury's. Moreover, in other countries where Mercury does business, there may not be effective legal protection of patents and other proprietary rights that Mercury believes are important to Mercury's business.

   Mercury's commercial success will also depend in part on not infringing the proprietary rights of others and not breaching technology licenses that cover technology used in its products. It is uncertain whether any third party patents will require Mercury to develop alternative technology or to alter its products or processes, obtain licenses or cease activities that infringe on third party's intellectual property rights. If any such licenses are required, they may be very costly or Mercury may not be able to obtain such licenses at all. Mercury's failure to obtain a license to any technology that it may require to commercialize its products and services could cause its business and prospects to suffer.

   In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Litigation like this, whether successful or unsuccessful, could result in substantial costs and diversions of our management resources, either of which could harm our business.

   Mercury's products may contain product errors which could subject Mercury to product liability claims. Mercury's products may contain undetected errors or failures when first introduced or as new versions are released, which can result in loss of or delay in market acceptance and could adversely impact future operating results. In selling its products, Mercury frequently relies on "shrink wrap" licenses that are not signed by licensees, the provisions in such licenses limiting Mercury's exposure to potential product liability claims may therefore be unenforceable under the laws of certain jurisdictions. Mercury currently carries errors and omissions insurance against such claims, however, we cannot assure you that such insurance will continue to be available on acceptable terms, if at all, or that such insurance will provide Mercury with adequate protection against product liability or other claims. In the event of a products liability claim, Mercury may be found liable and required to pay damages which could materially affect Mercury's financial condition.

   Operations in Israel may be affected by Volatile Economic, Political and Military Conditions. Mercury's research and development operations are primarily located in Israel and may be affected by economic, political and military conditions in that country. In addition to the risk factors affecting international sales and operations generally, Mercury's business is also dependent on trading relationships between Israel and other countries. Accordingly, Mercury's operations could be adversely affected if major hostilities involving Israel should occur or if trade between Israel and its current trading partners were interrupted or curtailed. This risk is heightened due to the restrictions on Mercury's ability to manufacture or transfer outside of Israel any technology developed under research and development grants from the government of Israel as described in the risk factor below. Additionally, Mercury participates in special Israeli government programs that provide significant tax advantages. The loss of or any material decrease in these tax benefits would have a material adverse effect on Mercury.

   Mercury is subject to restrictions imposed by grants from the government of Israel. Since its inception, Mercury has obtained royalty-bearing grants from various Israeli government agencies. Mercury received and recognized $1.6 million in such grants in 1998; however, it has not applied nor does it currently anticipate applying for future grants./1/ Mercury believes these grants are no longer needed to subsidize Mercury's research and development projects./1/ The terms of certain grants prohibit the manufacture of products developed under these grants outside of Israel and the transfer of technology developed pursuant to the terms of these grants to any person, without the prior written consent of the government of Israel. As a result, if Mercury is unable to obtain the consent of the government of Israel, Mercury may not be able to take advantage of strategic manufacturing and other opportunities outside of Israel.

   Anti-Takeover Effects of Certain Charter Provisions, Unissued Preferred Stock and Delaware Law. Mercury's Board of Directors has the authority to issue up to 5,000,000 shares of Preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the
--------
/1/Forward looking statement
outstanding voting stock of Mercury. Mercury has no present plans to issue shares of Preferred Stock. In addition, Mercury is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. Furthermore, certain provisions of Mercury's Certificate of Incorporation may have the effect of delaying or preventing changes in control or management of Mercury, which could adversely affect the market price of Mercury's common stock.

   Year 2000 computer complications could disrupt our operations and harm our business. Some computers, software, and other equipment include programming code in which calendar year data is abbreviated to only two digits. As a result of this design decision, some of these systems could fail to operate or fail to produce correct results if "00" is interpreted to mean 1900, rather than 2000. These problems are commonly referred to as the "Year 2000 Problem."

   The Year 2000 Problem could affect computers, software, and other equipment used, operated or maintained by us. We have not experienced any significant problems on January 1, 2000 or since then and believe that our computer systems are Year 2000 compliant.

   Mercury believes that it has substantially identified and resolved all potential Year 2000 Problems with any of the software products that we develop and market. However, Mercury also believes that it is not possible to determine with complete certainty that all Year 2000 Problems affecting its software products have been identified or corrected due to the complexity of these products and the fact that these products interact with other third-party vendor products and operate on computer systems which are not under Mercury's control.

   Since January 1, 2000, to its knowledge, Mercury has no interruptions with third-party software and no complaints from any customers. Mercury has developed a contingency plan to respond to any of the foregoing consequences of internal and external failures to be Year 2000 compliant. Mercury does not believe that the Year 2000 Problem will have a material adverse effect on its business or results of operations. /1/

--------
/1/ Forward looking statement

                                USE OF PROCEEDS

   We will not receive any of the proceeds from the sale of the shares offered pursuant to this prospectus. All of such proceeds will be received by the selling shareholders.

                              SELLING SHAREHOLDERS

   The table below lists the selling shareholders, the number of shares of Mercury common stock which each owned prior to the offering, the number of shares of Mercury common stock subject to sale pursuant to this prospectus, and the number of the shares of Mercury common stock which each would own assuming that such number of shares were offered and assuming the sale of all such shares permitted to be sold.

                                  Shares       Shares to be       Shares
                            Beneficially Owned Sold in the  Beneficially Owned
 Selling Shareholders (1)   Prior to Offering    Offering   After the Offering
 ------------------------   ------------------ ------------ ------------------
Isaac Appelbaum............          584             584             0
 837 Longridge Road
 Oakland, CA 94610
Sharon Azulai..............       25,840          25,840             0
 1035 Aster Avenue #2198
 Sunnyvale, CA 94086
David Barzilai.............       25,840          25,840             0
 923 Kintyre Way
 Sunnyvale, CA 94087
David J. Blumberg..........        3,640           3,640             0
 580 Howard Street #401
 San Francisco, CA 94105-
 3002
Cassin 1997 Charitable
 Trust.....................        5,822           5,822             0
 UTA dated 1/28/97
 Brendan Joseph Cassin,
 Trustee
 3000 Sand Hill Road
 Suite 3-210
 Menlo Park, CA 94025
The Cassin Foundation......        4,658           4,658             0
 Attn: Brendan Joseph
 Cassin
 3000 Sand Hill Road
 Suite 3-210
 Menlo Park, CA 94025
Donald L. Lucas............       15,009          15,009             0
 SUCCTTEE, Donald L. Lucas
 Profit
 Sharing Trust DTD 1-1-84
 3000 Sand Hill Road
 Suite 3-210
 Menlo Park, CA 94025
Forval Creative, Inc.......       58,697          58,697             0
  5-52-2 Jingumae
 Shibuya-ku
 Tokyo 150-0001
 Japan
Investec Clali Trust
 Company Ltd...............          236             236             0
 C/o Iris Shlevin
 29 Yavne Street
 Tel Aviv, Israel

                                   Shares       Shares to be       Shares
                             Beneficially Owned Sold in the  Beneficially Owned
 Selling Shareholders (1)    Prior to Offering    Offering   After the Offering
 ------------------------    ------------------ ------------ ------------------
Ran Levy...................        26,986          26,986             0
 Palmah Street 8
 Herzliya 46793
 Israel
RWI Group II, L.P..........        27,819          27,819             0
 c/o Mr. Donald A. Lucas
 720 University Avenue
 # 103
 Palo Alto, CA 94301
Sand Hill Financial
 Company...................        11,646          11,646             0
 3000 Sand Hill Road
 # 3-210
 Menlo Park, CA 94025
Santa Clara University.....         2,329           2,329             0
 c/o Paul Locatelli, S.J.
 President
 500 El Camino Real
 Santa Clara, CA 95053
Tida Shamir, Adv. (FBO
 Sharon Azulai)............        13,140          13,140             0
 3A Jabotinsky Street
 Diamond Tower, 25th Floor
 Ramat-Gan 52520
 Israel
Tida Shamir, Adv. (FBO
 David Barzilai)...........        13,140          13,140             0
 3A Jabotinsky Street
 Diamond Tower, 25th Floor
 Ramat-Gan 52520
 Israel
Tida Shamir................         1,322           1,322             0
 3A Jabotinsky Street
 Diamond Tower, 25th Floor
 Ramat-Gan 52520
 Israel
St. Francis Growth Fund....         1,164           1,164             0
 c/o Kevin Makley
 1885 Miramonte Avenue
 Mountain View, CA 94040
Saint Mary's College of
 California................         1,164           1,164             0
 c/o Mr. William McCleod
 P.O. Box 3554
 Moraga, CA 94575
Silicon Valley Bancshares..         1,958           1,958             0
 Attn: Pete Lopez
 Silicon Valley Bank
 3003 Tasman Drive
 Santa Clara, CA 95054

                                   Shares       Shares to be       Shares
                             Beneficially Owned Sold in the  Beneficially Owned
 Selling Shareholders (1)    Prior to Offering    Offering   After the Offering
 ------------------------    ------------------ ------------ ------------------
Gil Sudai..................         1,772           1,772             0
 347 Fern Street
 San Francisco, CA 94109
Telos Venture Partners
 L.P.......................       106,778         106,778             0
 c/o Mr. Bruce Bourbon
 2350 Mission College Blvd.
 Suite 1070
 Santa Clara, CA 95054
Teton Capital Company......        31,443          31,443             0
 c/o Mr. Donald L. Lucas
 3000 Sand Hill Road
 # 3-210
 Menlo Park, CA 94025
Roy Twersky................         2,817           2,817             0
 1040 Dolores Street
 Apt. 202
 San Francisco, CA 94110
Unicycle Trading Company...         2,924           2,924             0
 c/o Michael Chasalow
 2938 Wicklow Road
 Los Angeles, CA 90064
Bert L. Zaccaria...........         1,164           1,164             0
 3000 Sand Hill Road
 # 3-210
 Menlo Park, CA 94025
Totals.....................       387,892         387,892             0

--------
(1) The selling shareholders each own less than 1% of the outstanding shares of common stock of Mercury. The selling shareholders are former shareholders of Conduct, Ltd.

                              PLAN OF DISTRIBUTION

   Mercury has been advised by the selling shareholders that they intend to sell all or a portion of the shares offered hereby from time to time in the over-the-counter market and that sales will be made at prices prevailing at the times of such sales. The selling shareholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, the selling shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act of 1933. Mercury will receive no part of the proceeds of sales made hereunder.

   This prospectus may be supplemented or amended from time to time to describe a specific plan of distribution.

   In connection with the distribution of the shares or otherwise, the selling shareholders may:

  . enter into hedging transactions with broker-dealers or other financial institutions; in connection with such transactions, broker-dealers or other financial institutions may engage in short sales of common stock in the course of hedging the positions they assume with a selling shareholder;

  . sell common stock short and redeliver the shares to close out short positions; and/or

  . enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of the shares. Those broker-dealers or other financial institutions may resell the shares pursuant to this prospectus, as supplemented or amended to reflect such transaction.

   The selling shareholders may from time to time transfer to a donee, successor or other person other than for value, and such transfers will not be made pursuant to this prospectus. To the extent permitted by applicable law, this prospectus covers sales by such transferee. We may in our discretion supplement or amend this prospectus to include such transferee as an additional named selling stockholder.

   Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling shareholders. Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

   Mercury has advised the selling shareholders that the anti-manipulative Rules 10b-2, 10b-6 and 10b-7 under the Securities Exchange Act of 1934, as amended, may apply to their sales in the market, has furnished each selling shareholder with a copy of these Rules and has informed them of the need for delivery of copies of this prospectus. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 if any such broker-dealers purchase shares as principal.

   Upon notification by the selling shareholders to Mercury that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act of 1933 setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the selling shareholder, the commissions paid or discounts or concessions allowed by the selling shareholder to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus.

   Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under that Rule rather than pursuant to this prospectus.

   There can be no assurance that the selling shareholders will sell any or all of the shares of common stock offered by them hereunder.

                     INFORMATION INCORPORATED BY REFERENCE

   The SEC allows Mercury to incorporate by reference the information it files with the SEC, which means that Mercury can disclose important information to you by referring you to those documents. The information incorporated by reference is considered as part of this prospectus and information that Mercury files later with the SEC will automatically update and supercede this information. The documents that Mercury incorporates by reference are as follows:

     (1) Mercury's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

     (2) Mercury's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

     (3) Mercury's Current Report on Form 8-K filed with the Securities and Exchange Commission on or about January 19, 2000 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

     (4) The description of Mercury's common stock to be offered hereby contained in Mercury's Registration Statement on Form 8-A dated September 9, 1993, as amended by Amendment No. 1 to Form 8-A filed on October 28, 1993 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended and Mercury's Registration Statement on Form 8-A filed on July 8, 1996, as amended by Amendment No. 1 to Form 8-A filed on April 2, 1999, including any amendment or report filed for the purpose of updating such description.

     (5) Mercury's definitive Proxy Materials for the Annual Meeting of Stockholders held on May 26, 1999 as filed with the SEC on April 19, 1999.

     (6) All documents subsequently filed by Mercury pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing such documents.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

   As permitted by the Delaware General Corporation Law, Mercury has included in its certificate of incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the bylaws of Mercury provide that Mercury is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and Mercury is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. Mercury has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require Mercury, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Mercury believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

   Mercury understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

                                 LEGAL MATTERS

   Counsel for Mercury, General Counsel Associates LLP, 1891 Landings Drive, Mountain View, California 94043, has rendered an opinion to the effect that the common stock offered hereby is duly and validly issued, fully paid and non-assessable.

                                    EXPERTS

   The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Mercury Interactive Corporation for the year ended December 31, 1998 and the audited historical financial statements included in Mercury Interactive Corporation's Current Report on Form 8-K dated January 19, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                        MERCURY INTERACTIVE CORPORATION

                       REGISTRATION STATEMENT ON FORM S-3

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14 Other Expenses of Issuance and Distribution.*

   The following table sets forth costs and expenses of the sale and distribution of the securities being registered. All amounts except Securities and Exchange Commission and National Association of Securities Dealers fees are estimates.

   Registration fee--Securities and Exchange Commission............. $ 9,587.53
   National Association of Securities Dealers fees..................   8,160.00
   Accounting fees..................................................  10,000.00
   Legal fees.......................................................  10,000.00
   Miscellaneous....................................................   3,000.00
                                                                     ----------
     Total.......................................................... $40,747.53

--------
* Represents expenses relating to the distribution by the selling shareholders pursuant to the prospectus prepared in accordance with the requirements of Form S-3. These expenses will be borne by Mercury on behalf of the selling shareholders.

Item 15 Indemnification of Directors and Officers.

   See "Indemnification of Directors and Officers."

Item 16 Exhibits.

 Exhibit
 Number
 -------
   4.1   Certificate of Amendment of Restated Certificate of Incorporation of
         Registrant
   5.1   Opinion of General Counsel Associates LLP
  23.1   Consent of Independent Accountants
  23.2   Consent of General Counsel Associates LLP (Included in Exhibit 5.1)
  24.1   Power of Attorney (contained on Page II-3)

Item 17 Undertakings.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant, Mercury Interactive Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on January 17, 2000.

                                          Mercury Interactive Corporation

                                                    /s/ Sharlene Abrams
                                          By: _________________________________
                                                    Sharlene Abrams,
                                              Vice President of Finance and
                                                     Administration,
                                               Chief Financial Officer and
                                                        Secretary

                               POWER OF ATTORNEY

   NOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amnon Landan, Sharlene Abrams and Susan J. Skaer, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

             SIGNATURES                             TITLE                       DATE
             ----------                             -----                       ----
          /s/ Amnon Landan           President, Chief Executive Officer   January 17, 2000
____________________________________ and Chairman of the Board of
           (Amnon landan)            Directors (Principal Executive
                                     Officer)
        /s/ Sharlene Abrams          Vice President of Finance and        January 17, 2000
____________________________________ Administration and Chief Financial
         (Sharlene Abrams)           Officer (Principal Financial and
                                     Accounting Officer) and Secretary
          /s/ Igal Kohavi            Director                             January 17, 2000
____________________________________
           (Igal Kohavi)
          /s/ Yair Shamir            Director                             January 17, 2000
____________________________________
           (Yair Shamir)
          /s/ Giora Yaron            Director                             January 17, 2000
____________________________________
           (Giora Yaron)

                        MERCURY INTERACTIVE CORPORATION

                       REGISTRATION STATEMENT ON FORM S-3

                                January 20, 2000

                               INDEX TO EXHIBITS

 Exhibit
 Number
 -------
  4.1    Certificate of Amendment of Restated Certificate of Incorporation of
         Registrant
  5.1    Opinion of Counsel as to Legality of Securities Being Registered
 23.1    Consent of Independent Accountants
 23.2    Consent of Counsel (contained in Exhibit 5.1 hereto)
 24.1    Power of Attorney (see page II-3)